EXHIBIT 21

                                  SUBSIDIARIES


     Cognizant Technology Solutions U.S. Corporation, a Delaware corporation and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.

     Cognizant Technology Solutions Canada, Inc., a corporation formed under the laws of Canada and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.

     Cognizant Technology Solutions India Limited, a corporation formed under the laws of India and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.

     Cognizant Technology Solutions UK Limited, a corporation formed under the laws of the United Kingdom and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.

     CSS Investment Corporation, a Delaware corporation and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.

     Cognizant Technology Solutions Germany GMBH, a corporation formed under the laws of Germany and a wholly-owned subsidiary of Cognizant Technology Solutions Corporation.